ShoreTel Reports Financial Results for First Quarter Fiscal Year 2015

Achieved Record Total Revenue

SUNNYVALE, Calif., Oct. 23, 2014 /PRNewswire/ -- ShoreTel® (NASDAQ: SHOR), the leading provider of brilliantly simple phone systems and unified communications solutions, today announced financial results for the first quarter of fiscal 2015, which ended September 30, 2014.

For the first quarter of fiscal 2015, total revenue was a record $90.4 million, an increase of 7 percent compared to the first quarter of fiscal 2014. Non-GAAP net income, which excludes stock-based compensation charges, amortization of acquisition-related intangibles, other charges and related tax adjustments, for the first quarter of fiscal year 2015, was a $4.7 million, or $0.07 per diluted share. This compares with a non-GAAP net income of $4.0 million, or $0.07 per diluted share, in the first quarter of fiscal 2014. GAAP net income was $0.4 million, or $0.01 per diluted share, in the first quarter of fiscal 2015, compared with a GAAP net loss of $1.0 million, or $0.02 per share, in the first quarter of fiscal 2014.

"Our record first quarter results highlight the continued successful execution of our three strategic priorities which are to drive growth, to expand our technology and infrastructure capacity, and to continue to earn a world-class reputation for customer satisfaction," said Don Joos, president and CEO of ShoreTel. "Importantly, our growth initiatives, enhanced by our strong sales execution, continue to evolve and we are on track to deliver our next generation common platform in April, faster than originally anticipated. We have also increased our financial flexibility with the signing of our new $100 million line of credit facility. We are pleased with our team's strong execution and continued progress against our stated strategic goals."

First Quarter of Fiscal 2015 Financial Highlights

Recurring revenues, which consist of cloud monthly recurring revenues and support revenues, represented 39 percent of total revenue in the first quarter of fiscal 2015 and reached an annualized value of $142 million; an increase of 17 percent compared to the first quarter of fiscal 2014.

Non-GAAP total gross margin, which excludes stock-based compensation charges and amortization of acquisition-related intangibles, for the first quarter of fiscal year 2015, was 61.3 percent, compared with 62.3 percent in the year-ago period. GAAP gross margin for the first quarter of fiscal year 2015 was 59.5 percent, compared with 60.7 percent in the first quarter of fiscal year 2014.

Hosted revenues of $24.9 million were up 20 percent year-over-year and 3.5 percent sequentially. Non-GAAP hosted gross margin was 42.1 percent in the first quarter of fiscal 2015, compared with 43.4 percent in the first quarter of fiscal 2014. GAAP hosted gross margin for the first quarter of fiscal year 2015 was 37.4 percent, compared with 39.6 percent in the first quarter of fiscal year 2014. The total number of installed customer seats increased 27 percent over the first quarter of fiscal 2014 to approximately 160,500. Revenue churn dropped to approximately 2 percent annualized in the first quarter of fiscal 2015.

Product revenues of $47.7 million were up slightly year-over-year, and up one percent sequentially. Non-GAAP product gross margin was 65.5 percent in the first quarter of fiscal 2015, compared with 66.4 percent in the first quarter of fiscal 2014. GAAP product gross margin for the first quarter of fiscal year 2015 was 64.8 percent, compared with 65.8 percent in the first quarter of fiscal year 2014.

Support and services revenues of $17.8 million were up 12 percent year-over-year and 3 percent sequentially. Non-GAAP support and service gross margin was 77.0 percent in the first quarter of fiscal 2015, compared with 74.6 percent in the first quarter of fiscal 2014. GAAP support and service gross margin for the first quarter of fiscal year 2015 was 76.0 percent, compared with 73.0 percent in the first quarter of fiscal year 2014.

As of September 30, 2014 the company had $62.7 million in cash, cash equivalents and short-term investments and no outstanding debt.

Selected Operational Metrics

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	09/30/14	06/30/14	03/31/14	12/31/13	09/30/13

Annual recurring revenue run rate (in millions)	$ 142.3	$ 136.2	$ 130.3	$ 125.6	$ 121.1

Cloud Average Monthly Recurring Revenue Per Customer	$ 1,963	$ 1,974	$ 1,978	$ 1,982	$ 2,040

Cloud Monthly Average Revenue Per User (ARPU)	$ 44	$ 44	$ 45	$ 45	$ 47

Cloud Average # of Seats per Customer	45	45	44	44	43

Cloud Revenue Churn Rate Annualized	2.3%	4.9%	5.1%	3.6%	3.6%

Non-GAAP Gross Margin-Product	65.5%	64.6%	64.2%	65.5%	66.4%

Non-GAAP Gross Margin-Hosted and related services	42.1%	43.7%	41.1%	39.8%	43.4%

Non-GAAP Gross Margin-Support and Services	77.0%	75.9%	75.4%	74.8%	74.6%

Total Company Headcount	989	954	930	925	932

First Quarter of Fiscal 2015 Business Highlights

Nemertes Research Finds ShoreTel Has Lowest First-Year IP Telephony Costs

A recent study by Nemertes Research found that ShoreTel delivers the lowest first-year total cost of ownership ("TCO") across all size deployments against six competitors. The study included nearly 200 organizations and gathered real-world cost data for seven leading IP telephony and unified communications vendors. The responses were used to develop a first-year TCO analysis of on-premises, cloud and hybrid deployments.

The industry research shows ShoreTel ranks the lowest in first-year telephony costs (for both up-front and ongoing investments) for all-sized company deployments. Nemertes also considered the size and complexity of the roll-out in the report. For installations greater than 350 endpoints, ShoreTel's first-year overall costs are the lowest per endpoint. The report also found ShoreTel systems require lower staffing levels than other vendors.

ShoreTel Increases Line of Credit Availability to $100M

The Company entered into a new line of credit facility which increases its borrowing capacity from $50 million to $100 million and will be available until October 2019. The line of credit provides the company increased flexibility to pursue growth initiatives, make internal investments and pursue strategic opportunities.

ShoreTel Delivers Mobile Video Collaboration with ShoreTel Mobility 8

In August, ShoreTel launched a major update to ShoreTel Mobility, version 8, for on-premises customers. ShoreTel Mobility 8 empowers everyone with simple, seamless mobile-enabled video conferencing to ensure employees can always stay connected with their colleagues wherever they may be working. ShoreTel Mobility 8 makes it easy to communicate via video between iOS and AndroidTM smartphones and tablets using the ShoreTel Mobility Client, with single touch video calling from the keypad. Users can participate in multi-party video sessions from mobile devices to room-based video communication systems.

Mobility 8 has seamless integration with ShoreTel Communicator, enabling employees to fully control their ShoreTel Mobility client using the same easy-to-use, intuitive ShoreTel Communicator interface they use to manage their desk phone.

ShoreTel Mobility 8 also introduced a virtualized ShoreTel Mobility Router so IT departments can easily mobile-enable the company workforce to encourage collaboration and productivity. This option lowers costs for hardware and IT staff and improves overall TCO for deployments.

ShoreTel Names Frederic Gillant as Managing Director for Asia Pacific

ShoreTel appointed Frederic Gillant as vice president and managing director for Asia Pacific reporting directly to ShoreTel's senior vice president of worldwide sales, David Petts. His appointment reflects ShoreTel's continued investment in the Asia Pacific region, which is a key part of the company's global growth strategy.

Gillant is based in Singapore and is responsible for leading ShoreTel's go-to-market strategy across the Asia Pacific region including oversight of the regional sales teams serving Australia, New Zealand, Asia and South Africa.

ShoreTel Opens Sales, Service and R & D Office in Bangalore, India

As part of ShoreTel's Asia Pacific expansion, ShoreTel India was recently opened to provide sales, global support services, and research and development expertise. The company is leveraging India's world-class technical talent in Bangalore to further the development and support of existing and next-generation ShoreTel products and solutions.

ShoreTel plans to continue to grow its Bangalore office over time. The engineering, sales and support teams will be working closely with their counterparts around the world, to enable ShoreTel to continue to provide innovative solutions that meet the needs of customers worldwide.

ShoreTel Named to Inaugural CRN Cloud Partner Program Guide

ShoreTel was pleased to be named to the inaugural CRN Cloud Partner Program Guide, a listing of the leading technology vendors with cloud-related partner programs. This guide offers solution providers a valuable resource for locating the IT industry's top cloud technologies and programs and a way to connect with the organizations making these cloud technologies and partner programs available specifically through the IT channel.

Earlier this year, ShoreTel expanded its innovative Champion Partner Program with a focus on cloud communications, and already more than 300 of its U.S. partners are selling cloud services. ShoreTel offers its channel partners a simple, customizable and lucrative program for growing and differentiating their cloud communications businesses, enabling partners to accommodate the growing demand by end-users for cloud services. The program has three tiers – Enabled, Approved and Referral – each relating to different levels of expertise, volume commitments and compensation options.

Business Outlook

ShoreTel is providing the following outlook for its fiscal second quarter of 2015 ending December 31, 2014:

  Total revenue is expected to be in the range of $85.0 million to $91.0 million.
  Non-GAAP gross margin, which excludes approximately two percent in stock-based compensation charges, amortization of acquisition-related intangibles and other charges, is expected to be in the range of 60.5 percent to 61.5 percent.  GAAP total gross margin is expected to be in the range of 58.5 percent to 59.5 percent.
  Non-GAAP operating expenses, which exclude approximately $2.5 million in stock-based compensation expenses, amortization of acquisition-related intangibles and other charges, are expected to be in the range of $49.5 million to $50.5 million.  GAAP total operating expenses are expected to be in the range of $52.0 million to $53.0 million.

Conference Call Information

The Company will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time on Thursday, October 23, 2014. To access the conference call, dial + 1-866-652-5200 for callers in the U.S. or + 1-412-317-6060 for international callers and ask to join the ShoreTel call.

A live webcast will be available in the Investor Relations section of the Company's corporate website at http://ir.shoretel.com/ and an archived recording will be available beginning approximately two hours after the completion of the call. An audio telephonic replay of the conference call will also be available beginning approximately one hour after the completion of the call until November 4, 2014 by dialing + 1-877-344-7529 for callers in the U.S. or + 1-412-317-0088 for callers outside the U.S. and providing the conference identification number of 10054412.

Use of Non-GAAP Financial Measures

ShoreTel reports all required financial information in accordance with generally accepted accounting principles in the United States ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company's performance as it excludes non-cash charges, other non-recurring adjustments and related tax adjustments, that many investors feel may obscure the company's true operating performance. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider stock-based compensation charges and amortization charges related to acquisition-related intangible assets and the related tax adjustments, which are non-cash charges, or other non-recurring items in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures following the text of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements by Don Joos, statements regarding future growth, and statements regarding market demand, product and technology introductions and benefits and uses of the loan facility and statements in the "Business Outlook" section regarding ShoreTel's anticipated future revenues, gross margins, operating expenses (on a GAAP and non-GAAP basis) and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the intense competition in our industry, our reliance on third parties to sell and support our products, our ability to continue to grow our cloud-based solutions, our ability to grow or maintain our premise products, supply and manufacturing risks, the impact of outages or security breaches, uncertainties related to international operations, our ability to control costs as we expand our business, our ability to attract, retain and ramp new personnel, potentially longer sales cycles, uncertainties inherent in the product development cycle, our ability to identify and execute on strategic opportunities, unknown impact of the announced proposal by Mitel on purchasing decisions and on operating costs; ability of third parties to successfully market and sell our products, uncertainty as to market acceptance of new products and services, the potential for litigation in our industry, the uncertain impact of global economic conditions, including impact on customers' purchasing decisions, and other risk factors set forth in ShoreTel's Form 10-K for the year ended June 30, 2014.

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About ShoreTel

ShoreTel, Inc. (NASDAQ: SHOR) is a leading provider of brilliantly simple IP phone systems and unified communications solutions. Its award-winning on-premises IP-PBX solution and cloud-based hosted phone system eliminate complexity and improve productivity. Recognized for its industry-leading customer experience and support, ShoreTel's innovative business phones, application integration, collaboration tools, mobility, and contact center applications enable users to communicate and collaborate no matter the time, place or device, with minimal demand on IT resources. ShoreTel is headquartered in Sunnyvale, Calif., and has regional offices and partners worldwide. For more information, visit www.shoretel.com.

ShoreTel, ShoreTel Sky and the ShoreTel logo are trademarks or registered trademarks of ShoreTel, Inc. in the United States and/or other countries. Android is a trademark of Google Inc. All other trademarks, trade names and service marks herein are the property of their respective owners.

Investor Contact:
Barry Hutton
Director, Investor Relations
408-962-2573
bhutton@shoretel.com

(Tables follow)

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)
	As of	As of
	September 30,	June 30,
	2014	2014

ASSETS
Current assets:
Cash and cash equivalents	$ 57,283	$ 53,472
Short-term investments	5,399	2,673
Accounts receivable - net	27,635	33,758
Inventories	24,212	26,501
Indemnification asset	5,659	5,606
Prepaid expenses and other current assets	10,779	7,991
Total current assets	130,967	130,001

Property and equipment - net	19,074	19,601
Goodwill	122,750	122,750
Intangible assets	26,667	28,479
Other assets	3,127	3,119
Total assets	$ 302,585	$ 303,950

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 12,788	$ 16,975
Accrued liabilities and other	14,678	13,399
Accrued employee compensation	13,724	16,527
Accrued taxes and surcharges	11,400	12,186
Deferred revenue	49,627	46,937
Total current liabilities	102,217	106,024

Long-term deferred revenue	17,540	17,539
Other long-term liabilities	3,041	2,994
Total liabilities	122,798	126,557

Stockholders' equity:

Common stock	346,575	344,547
Accumulated deficit	(166,788)	(167,154)
Total stockholders' equity	179,787	177,393

Total liabilities and stockholders' equity	$ 302,585	$ 303,950

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,
	2014	2013

Revenue:
Product	$ 47,707	$ 47,682
Hosted and related services	24,891	20,739
Support and services	17,833	15,866
Total revenue	90,431	84,287
Cost of revenue:
Product	16,779	16,296
Hosted and related services	15,593	12,533
Support and services	4,281	4,282
Total cost of revenue	36,653	33,111
Gross profit	53,778	51,176
Gross profit %	59.5%	60.7%

Operating expenses:
Research and development	13,661	13,280
Sales and marketing	29,016	27,666
General and administrative	9,991	10,629
Total operating expenses	52,668	51,575
Income (loss) from operations	1,110	(399)
Other income (expense), net	(366)	(427)
Income (loss) before provision for income tax	744	(826)
Provision for income tax	378	209
Net income (loss)	$ 366	$ (1,035)
Net income (loss) per share:
Basic	$ 0.01	$ (0.02)
Diluted	$ 0.01	$ (0.02)

Shares used in computing net income (loss) per share:
Basic	62,967	59,543
Diluted	64,571	59,543

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,
	2014		2013
GAAP Product gross profit	$ 30,928		$ 31,386
Stock-based compensation charges	36	(a)	29	(a)
Amortization of acquisition-related intangibles	262	(b)	268	(b)
Non-GAAP Product gross profit	$ 31,226		$ 31,683
Non-GAAP Product gross margin	65.5%		66.4%

GAAP Hosted and related services gross profit	$ 9,298		$ 8,206
Stock-based compensation charges	343	(a)	49	(a)
Amortization of acquisition-related intangibles	833	(b)	749	(b)
Non-GAAP Hosted and related services gross profit	$ 10,474		$ 9,004
Non-GAAP Hosted and related services gross margin	42.1%		43.4%

GAAP Support and services gross profit	$ 13,552		$ 11,584
Stock-based compensation charges	180	(a)	247	(a)
Non-GAAP Support and services gross profit	$ 13,732		$ 11,831
Non-GAAP Support and services gross margin	77.0%		74.6%

GAAP total gross profit	$ 53,778		$ 51,176
Stock-based compensation charges	559	(a)	325	(a)
Amortization of acquisition-related intangibles	1,095	(b)	1,017	(b)
Non-GAAP total gross profit	$ 55,432		$ 52,518
Non-GAAP total gross margin	61.3%		62.3%

GAAP income (loss) from operations	$ 1,110		$ (399)
Stock-based compensation charges	2,539	(a)	2,114	(a)
Amortization of acquisition-related intangibles	1,916	(b)	1,906	(b)
Severance and Other	-	(c)	1,019	(c)
Non-GAAP income from operations	$ 5,565		$ 4,640

GAAP net income (loss)	$ 366		$ (1,035)
Stock-based compensation charges	2,539	(a)	2,114	(a)
Amortization of acquisition-related intangibles	1,916	(b)	1,906	(b)
Severance and Other	-	(c)	1,019	(c)
Interest charge from change in fair value of purchase consideration	-	(d)	53	(d)
Deferred tax benefit (provision) arising from tax impact of above items	(126)	(e)	(39)	(e)
Non-GAAP net income	$ 4,695		$ 4,018

Non-GAAP net income per share:
Basic	$ 0.07		$ 0.07
Diluted (f)	$ 0.07		$ 0.07

Shares used in computing net income per share:
Basic	62,967		59,543
Diluted (f)	64,571		60,492

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION FOOTNOTES
(Amounts in thousands)
(Unaudited)

		Three Months Ended
		September 30,
		2014	2013
(a)	Stock-based compensation included in:
	Cost of product revenue	$ 36	$ 29
	Cost of hosted and related services revenue	343	49
	Cost of support and services revenue	180	247
	Research and development	658	564
	Sales and marketing	711	544
	General and administrative	611	681
		$ 2,539	$ 2,114

(b)	Amortization of acquisition-related intangibles included in:
	Cost of product revenue	$ 262	$ 268
	Cost of hosted and related services	833	749
	Sales and marketing	821	851
	General and administrative	-	38
		$ 1,916	$ 1,906

(c)	Severance and other expense included in:
	Research and development	$ -	$ 674
	Sales and marketing	-	172
	General and administrative	-	173
		$ -	$ 1,019

(d)	Interest charge from change in fair value of purchase consideration included in Other Expense	$ -	$ 53

(e)	The deferred tax benefit (provision) arising from acquisition and tax impact of the items which are excluded in (a) to (d) above.
(f)	Potentially dilutive securities were not included in the calculation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FOR Q2 2015 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	December 31, 2014

	High	Low
GAAP gross profit %	59.5%	58.5%
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	2.0%	2.0%
Non-GAAP gross profit %	61.5%	60.5%

Total GAAP operating expenses	$ 53,000	$ 52,000
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	2,500	2,500
Total non-GAAP operating expenses	$ 50,500	$ 49,500

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